Exhibit 99.1

April 26, 2005                                         Direct Inquiries To:
                                                       Paul O. Koether, Chairman
                                                       (908) 234-9220




                   PURE WORLD ANNOUNCES FIRST QUARTER RESULTS



     BEDMINSTER, NEW JERSEY - PURE WORLD, INC., (PURW-NASDAQ) ("Pure World" or the "Company") announced that revenues were $7,734,000 for the first quarter of 2005 compared to $7,615,000 for the first quarter of 2004. Net income for the first quarter of 2005 was $701,000 compared to net income of $202,000 for the same quarter in 2004. Per share results for the quarter were $0.09 a share in 2005 versus $0.03 a share in 2004.


     Paul O. Koether, Chairman, stated that the Company was very pleased with the results for the quarter. Koether attributed the results to a world class employee team led by Dr. Qun Yi Zheng, President and Chief Operating Officer.


     Pure World has 8,048,534 shares of common stock outstanding.



















     This Release contains forward-looking statements which may involve known and unknown risks, uncertainties and other factors that may cause the Company's actual results and performance in future periods to be materially different from any future results or performance suggested by these statements. Pure World cautions investors not to place undue reliance on forward-looking statements, which speak only to management's expectations on this date. The per share earnings in the text of this news release are diluted earnings per share.


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                        PURE WORLD, INC. AND SUBSIDIARIES
                 CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS
             FOR THE THREE MONTHS ENDED MARCH 31, 2005 AND 2004
                     (in thousands, except per share data)
                                   (UNAUDITED)

                                                       Three Months Ended
                                                             March 31,
                                                       -------------------
                                                        2005         2004
                                                       ------       ------
Revenues:
  Sales                                                $ 7,729      $ 7,613
  Interest income                                            5            2
                                                       -------      -------
    Total revenues                                       7,734        7,615
                                                       -------      -------

Expenses:
  Cost of goods sold                                     5,693        6,082
  Selling, general and administrative                    1,315        1,305
                                                       -------      -------
    Total expenses                                       7,008        7,387
                                                       -------      -------

Income before income taxes                                 726          228
Provision for income taxes                                  25           26
                                                       -------      -------
Net income                                             $   701      $   202
                                                       =======      =======

Basic and diluted net income per share                 $   .09      $   .03
                                                       =======      =======

                      CONSOLIDATED CONDENSED BALANCE SHEET
                                 MARCH 31, 2005
                                 (in thousands)
                                   (UNAUDITED)

Cash and cash equivalents                                          $   1,003
Accounts receivable, net                                               4,120
Inventories                                                            8,764
Other current assets                                                     737
                                                                   ---------
    Total current assets                                              14,624
Plant and equipment, net                                               5,360
Investment in unaffiliated natural
  products company                                                     1,510
Goodwill                                                               1,144
Other assets                                                             413
                                                                   ---------
    Total assets                                                   $  23,051
                                                                   =========

Current liabilities                                                $   4,262
Long-term debt                                                         1,447
                                                                   ---------
    Total liabilities                                                  5,709
Stockholders' equity                                                  17,342
                                                                   ---------
    Total liabilities and stockholders' equity                     $  23,051
                                                                   =========